UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 19, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (501) 328-4770
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On November 19, 2010, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly owned subsidiary, Centennial Bank, had acquired the banking operations of Gulf State Community Bank, a Florida state-chartered bank headquartered in Carrabelle, Florida (“Gulf State”), through an agreement with the Federal Deposit Insurance Corporation (“FDIC”). Centennial Bank entered into a purchase and assumption agreement with the FDIC, as receiver for Gulf State, on November 19, 2010, pursuant to which Centennial Bank acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Gulf State. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of November 19, 2010.
     This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.
     Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September, 30, 2010.

Item 1.01	Entry Into a Material Definitive Agreement
     Effective November 19, 2010, Centennial Bank assumed substantially all deposits and acquired substantially all of the assets and certain liabilities of Gulf State from the FDIC, as receiver for Gulf State (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into among Centennial Bank, the FDIC, as receiver for Gulf State, and the FDIC, on November 19, 2010 (the “Agreement”).
     Under the terms of the Agreement, Centennial Bank acquired approximately $103.1 million in assets, including approximately $72.9 million in loans held by Gulf State, $12.1 million in other real estate owned, $10.8 million of marketable securities, $6.6 million of cash and cash equivalents (excluding cash paid by the FDIC to complete the Acquisition), $325,000 of federal funds sold and $397,000 of other assets. Centennial Bank also assumed approximately $97.5 million in liabilities, including approximately $97.4 million in customer deposits. In addition, no assets were acquired or liabilities assumed from Gulf State’s parent entity.
     The deposits were acquired at no premium and assets were acquired at a discount to Gulf State’s historic book value as of November 19, 2010 of approximately $19.0 million, subject to customary adjustments. In connection with the Acquisition, the FDIC has made a payment to Centennial Bank in the amount of approximately $23.5 million in settlement for the net equity received, assets discount bid and charge-offs since July 28, 2010, and other customary closing adjustments. However, we expect to return approximately $11.1 million of this cash payment due to the inadvertent inclusion in the settlement calculation of certain deposits which were not intended to be assumed by Centennial Bank and are not included in the amount of customer deposits assumed as described above. The cash payment is also subject to customary post-closing adjustments based upon the final closing date balance sheet for Gulf State. The terms of the Agreement provide for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Gulf State not assumed or otherwise purchased by Centennial Bank, claims made by shareholders of Gulf State, and claims based on any prior action or inaction by Gulf State’s directors, officers and other employees.

     In connection with the Acquisition, Centennial Bank entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 80% of all losses with respect to covered assets. Centennial Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Centennial Bank 80% reimbursement under the loss sharing agreements.
     In addition, on January 15, 2021 (the “True-Up Measurement Date”), Centennial Bank has agreed to pay the FDIC with 50% of the excess, if any, of (i) 20% of an intrinsic loss estimate of $35.0 million, less (ii) the sum of (A) 20% of the net loss amount (the sum of all losses less the sum of all recoveries on covered assets) plus (B) 25% of the asset premium (discount) plus (C) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreement.
     Centennial Bank did not acquire the real estate, banking facilities, furniture and equipment of Gulf State as part of the Acquisition but may exercise its option under the Agreement within 90 days after the Acquisition to purchase some or all of these assets at fair market value from the FDIC.
     All capitalized terms used herein but not otherwise defined are ascribed the meanings as given in the Agreement. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.
     On November 19, 2010, the Company issued a press release announcing the Acquisition. Copies of the press release and related supplemental materials are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, Among the Federal Deposit Insurance Corporation, Receiver of Gulf State Community Bank, Carrabelle, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of November 19, 2010.

99.1	Press Release: Home BancShares and Centennial Bank Further Enhance Florida Panhandle Franchise With Strategic In-Market Acquisition (incorporated by reference to Exhibit 99.1 of our Current Report of Form 8-K filed on November 19, 2010).

99.2	Supplemental materials to Press Release dated November 19, 2010 (incorporated by reference to Exhibit 99.2 of our Current Report of Form 8-K filed on November 19, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: November 24, 2010	/s/ Brian Davis
Brian Davis
Chief Accounting Officer

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